ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                        OF CORONADO COMMUNICATIONS CORP.



     Pursuant to the applicable provisions of the Nevada Business Corporations Act, Coronado Communications Corp. (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation by stating the following:

     FIRST: The present name of the Corporation is Coronado Communications Corp.

     SECOND: The following amendments to its Articles of Incorporation were adopted by majority consent of shareholders of the Corporation in the manner prescribed by applicable law.

     1. The Article entitled FIRST, is amended to read as follows:

     The name of the corporation is: NESCO Industries, Inc.

     2. The Article entitled FOURTH, is amended to read as follows:

     The total number of shares of stock which this corporation is authorized to issue is:

          (a) Common. 25,000,000 shares of Common Stock having a par value of $.001 per share.

          (b) Preferred. 1,000,000 shares of Preferred Stock having a par value of $.001 per share and to be issued in such series and to have such rights, preferences and designations as determined by the Board of Directors of the Corporation.

          No stock of the Corporation shall be entitled to pre-emptive rights or cumulative voting.

     THIRD. The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 1,250,000.

     FOURTH. The number of shares voted for such amendments was 1,167,700 (93%) and no shares were voted against such amendment.

     DATED this 11th day of March, 1998.


                                       CORONADO COMMUNICATIONS CORP.


                                       By: /s/ Glen Ulmer
                                           ------------------------------------
                                           Glen Ulmer, President and Secretary

                                  VERIFICATION


STATE OF UTAH              )
                           : ss.
COUNTY OF SALT LAKE        )

     The undersigned being first duly sworn, deposes and states: that the undersigned is the Secretary of Coronado Communications Corp., that the undersigned has read the Articles of Amendment and knows the contents thereof and that the same contains a truthful statement of the Amendment duly adopted by the sole director and stockholders of the Corporation.


                                            By: /s/ Glen Ulmer
                                                -------------------------------
                                                Glen Ulmer
                                                Secretary


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


STATE OF UTAH              )
                           :  ss.
COUNTY OF SALT LAKE        )

     Before me the undersigned Notary Public in and for the said County and State, personally appeared the President/Secretary of Coronado Communications Corp., a Nevada corporation, and signed the foregoing Articles of Amendment as his own free and voluntary acts and deeds pursuant to a corporate resolution for the uses and purposes set forth.

     IN WITNESS WHEREOF, I have set my hand and seal this 11th day of March
1998.


                                            By: /s/ Thomas G. Kimble
                                                -------------------------------
                                                NOTARY PUBLIC

Notary Seal


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


                 CERTIFICATE AMENDING ARTICLES OF INCORPORATION
                                       OF
                             CORONADO CAPITAL CORP.


     The undersigned, being the President and Secretary of CORONADO CAPITAL CORP., a Nevada Corporation, hereby certify that by majority vote of the Board of Directors and majority vote of the stockholders at a meeting held on January 13, 1997, it was agreed by unanimous vote that this CERTIFICATE AMENDING ARTICLES OF INCORPORATION be filed.

     The undersigned further certify that the original Articles of Incorporation of CORONADO CAPITAL CORP. were filed with the Secretary of State of Nevada on the 29th day of March, 1993. The undersigned further certify that ARTICLES FIRST of the original Articles of Incorporation filed on the 29th day of March, 1993, herein is amended to read as follows:

                                  ARTICLE FIRST

     FIRST. The name shall be:

                          CORONADO COMMUNICATIONS CORP.


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


                 CERTIFICATE AMENDING ARTICLES OF INCORPORATION
                                       OF
                             CORONADO CAPITAL CORP.

                                    CONTINUED


     The undersigned hereby certify that they have on this 14th day of January, 1997, executed this Certificate Amending the original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.

                                            /s/ Maureen Abato
                                            -----------------------------------
                                                         President


                                            /s/ William Vernick
                                            -----------------------------------
                                                         Secretary


STATE OF NEW YORK  )
                   ) SS:
COUNTY OF NEW YORK )


On this 14th day of January, 1997, before me, the undersigned, a Notary Public in and for the County of New York, State of New York, personally appeared:
WLLIAM VERNICK. Known to me to be the person(s) whose name(s) are subscribed to the foregoing Certificate Amendment Articles of Incorporation and acknowledged to me that they executed the same.


                                            /s/ Maureen Abato
                                            -----------------------------------
                                                         Notary Public


                                            STATE OF NEW YORK
(SEAL)                                      QUALIFIED IN NEW YORK COUNTY
                                            REGISTRATION NUMBER:
                                               02AB5033074
                                            COMMISSION EXPIRE 9/12/98


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


                            ARTICLES OF INCORPORATION

                                       OF

                             CORONADO CAPITAL CORP.


     FIRST. The name of the corporation is:

                             CORONADO CAPITAL CORP.

     SECOND. Its registered office in the State of Nevada is located at 2533 North Carson Street, Carson City, Nevada 89706 that this Corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the Bylaws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

     THIRD. The objects for which this Corporation is formed are: To engage in any lawful activity, including, but not limited to the following:

         (A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

         (B) May at any time exercise such rights, privileges and powers, when not inconsistent.

         (C) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

         (D) Shall have power to sue and be sued in any court of law or equity.

         (E) Shall have power to make contracts.

         (F) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real



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and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.

         (G) Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.

         (H) Shall have power to make Bylaws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

         (I) Shall have power to wind up and dissolve itself, or be wound up or dissolved.

         (J) Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.

         (K) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable t a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

         (L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

         (M) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or fund.

         (N) Shall have power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

         (O) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation,. And, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendment thereof.


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


         (P) Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.

         (Q) Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities.

     FOURTH. That the total number of voting common stock authorized that may be issued by the Corporation is TWENTY-FIVE MILLION (25,000,000) shares of stock with $.001 par value and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed by the Board of Directors.

     FIFTH. The governing board of the corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of this Corporation, providing that the number of directors shall not be reduced to fewer than one (1).

     The name and post office address of the first Board of Directors shall be one (1) number and listed as follows:

     NAME                                             POST OFFICE ADDRESS
     ----                                             -------------------------
     Betty J. Elpern                                  2533 North Carson Street
                                                      Carson City, Nevada 89706

     SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

     SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:


     NAME                                             POST OFFICE ADDRESS
     ----                                             -------------------------
     Betty J. Elpern                                  2533 North Carson Street
                                                      Carson City, Nevada 89706

The address of said agent, and, the registered or statutory address of this corporation in the state of Nevada, shall be:

                            2533 North Carson Street
                            Carson City, Nevada 89706

     NINTH. The corporation is to have perpetual existence.

     TENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     Subject to the Bylaws, if any, adopted by the Stockholders, to make, alter or amend the Bylaws of the Corporation.


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


     To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

     By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names, as may be stated in the Bylaws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

     When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of Directors deems expedient and for the best interests of the Corporation.

     ELEVENTH. No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

     TWELFTH. No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

     THIRTEENTH. This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.


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


     I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts stated are true, and accordingly have hereunto set my hand this 29th day of March, 1993.

                                            /s/ Betty J. Elpern
                                            -----------------------------------
                                                     Betty J. Elpern


STATE OF NEVADA )
                ) SS:
CARSON CITY     )

On this 29th day of March, 1993, in Carson City, Nevada, before me, the undersigned, a Notary Public in and for Carson City, State of Nevada, personally appeared:

                                 Betty J. Elpern

Known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that he executed the same.

                                            /s/ Betty J. Elpern
                                            -----------------------------------
                                                     Betty J. Elpern

I, Laughlin Associates, Inc. hereby accept as Resident Agent for the previously named Corporation.

3/29/93       /s/ Betty J. Elpern
---------------------------------
Date          Service Coordinator


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